STOCK FOR STOCK EXCHANGE AGREEMENT

This Stock for Stock Exchange Agreement (the “Agreement”) is entered into on August __, 2004, by and among SMARTE SOLUTIONS, INC., a Delaware Corporation (the "Buyer"), VINCERA SOFTWARE, INC., a Delaware corporation (the “Target”), and those Persons identified on Exhibit “A”, attached hereto who have entered this Agreement in person or by proxy (collectively the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

The Sellers in the aggregate own at least 90% of all of the outstanding capital stock of the Target.

This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, at least 90% of all of the outstanding capital stock of the Target owned by Sellers, in exchange to each Seller, of the number of shares of $0.001 par value Common Stock of Buyer as is respectively set forth next to the name of each Seller on Exhibit “A”.

For federal income tax purposes, this Agreement and the transactions contemplated herein are intended to qualify as a tax free reorganization under §368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.

"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of Code §1504(a) [or any similar group defined under a similar provision of state, local or foreign law].

“Applicable Rate” means the corporate base rate of interest publicly announced from time to time by Chase Bank.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Buyer" has the meaning set forth in the preface above.

“Buyer Shares” means shares of the Common Stock, par value $0.001 per share, of the Buyer to be exchanged for the Target Shares.

"Closing" has the meaning set forth in §2(c) below.

"Closing Date" has the meaning set forth in §2(c) below.

"Code" means the Internal Revenue Code of 1986, as amended.

"COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code §4980B.

"Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

"Controlled Group" has the meaning set forth in Code §1563.

"Deferred Intercompany Transaction" has the meaning set forth in Reg. §1.1502-13.

"Disclosure Schedule" has the meaning set forth in §4 below.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA §3(2).

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA §3(1).

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code §414.

"Excess Loss Account" has the meaning set forth in Reg. §1.1502-19.

"Fiduciary" has the meaning set forth in ERISA §3(21).

"Financial Statement" has the meaning set forth in §4(I)(g) or §4(II)(g) below taking into account that when and if Financial Statement appears in the Agreement with respect to the Target it refers to §4(I)(g), and when and if it appears in the Agreement with respect to Buyer it refers to §4(II)(g).

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Indemnified Party" has the meaning set forth in §8(d) below.

"Indemnifying Party" has the meaning set forth in §8(d) below.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge" means actual knowledge after reasonable investigation.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent

Financial Statements.

"Most Recent Financial Statements" has the meaning set forth in §4(I)(g) or §4(II)(g) below taking into account that when and if it appears in the Agreement with respect to the Target it refers to §4(I)(g), and when and if it appears in the Agreement with respect to Buyer it refers to §4(II)(g)

"Most Recent Fiscal Month End" has the meaning set forth in §4(I)(g) or §4(II)(g) below taking into account that when and if it appears in the Agreement with respect to the Target it refers to §4(I)(g), and when and if it appears in the Agreement with respect to Buyer it refers to §4(II)(g).

"Most Recent Fiscal Year End" has the meaning set forth in §4(I)(g) or §4(II)(g) below taking into account that when and if it appears in the Agreement with respect to the Target it refers to §4(I)(g), and when and if it appears in the Agreement with respect to Buyer it refers to §4(II)(g).

"Multiemployer Plan" has the meaning set forth in ERISA §3(37).

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prohibited Transaction" has the meaning set forth in ERISA §406 and Code §4975.

"Reportable Event" has the meaning set forth in ERISA §4043.

"Requisite Sellers" means Sellers holding the Target Shares and entitled to vote a majority (or other requisite voting percentage) in interest of all of the equity ownership of Target.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable [or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings], (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Target" has the meaning set forth in the preface above.

"Target Share" means any share of the Common Stock, par value $0.001 per share, of the Target.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" has the meaning set forth in §8(d) below.

2. Purchase and Sale of Target Shares.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Target Shares (with each Seller’s total number of Target Shares listed on Exhibit “A”) for the consideration specified below in this §2.

(b) Consideration for Target Shares.  In exchange for all of the Target Shares of the Sellers identified on Exhibit “A”, the Buyer shall issue the respective number of Buyer Shares to each Seller as indicated on Exhibit “A”, all in the manner provided in §2(d) below .

(c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Worsham, Lancaster, Helling & Rose, L.L.P., 5001 Plaza On The Lake, Austin, Texas 78746, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Requisite Sellers may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than August 23, 2004.

(d) Deliveries at the Closing. At the Closing, (i) the Sellers and the Target, as applicable, will deliver to the Buyer the various certificates, instruments, and documents referred to in §7(a) below, (ii) the Buyer will deliver to the Target and the Sellers the various certificates, instruments, and documents referred to in §7(b) below, (iii) within thirty (30) days following the Closing, each of the Sellers will deliver to the Buyer stock certificates representing all of his, hers or its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) within thirty (30) days following the Closing, the Buyer will deliver to each of the Sellers stock certificates designated in the name of each Seller, for that number of Buyer Shares indicated on Exhibit “A” with respect to each Seller, (v) Buyer shall deliver Promissory Notes in the form of Exhibit “C” made to David R. Malmstedt, Puru Agrawal, Wes Gere, and Trieu Pham, in the respective amounts of $98,748.45, $45,086.30, $25,752.71, and $23,288.47 for payment of accrued but unpaid (for lack of available funds) salaries, (vi) each of the Buyer and the Target shall deliver to the other a Disclosure Schedule of the form and content described herein and attached hereto, initialed by each of the Buyer and the Target, (vii) the Buyer shall deliver a mutually acceptable agreement of Buyer, Target, Dave Malmstedt and Puru Agrawal, providing that Dave Malmstedt and Puru Agrawal shall continue to comprise the sole members of the Board of Directors of Target after the consummation of the transactions under this Agreement, for a period of at least 6 months after the Closing, unless otherwise agreed, and (ix) the Buyer shall deliver (a) an employment agreement of the form of Exhibit ”L”, between Buyer, Target and Dave Malmstedt, providing for, among other things, the employment of Dave Malmstedt by Buyer and Target, in the capacities of President and Chief Executive Officer of each; (b) an employment agreement of the form of Exhibit ”M”, between Buyer, Target and Puru Agrawal, providing for, among other things, the employment of Puru Agrawal by Buyer as Chief Technical Officer and by Target as Vice President and Chief Technical Officer, (c) an offer letter from Buyer to Wes Gere in substantially the form of Exhibit “N”, (d) an offer letter from Buyer to Trieu Pham in substantially the form of Exhibit “O”; and (e) Dave Malmstedt shall be appointed to and become a member of the Board of Directors of Buyer as of immediately after the consummation of the Closing, and shall continue in such capacity for at least 12 months, unless otherwise agreed.

3. Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer and the Target that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)) with respect to himself or itself, except as set forth in Exhibit “D” attached hereto.

(i) Organization of Certain Sellers. If the Seller is a corporation or other entity, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation.

(ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation or other entity, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation or other entity, any provision of its charter or bylaws or related documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

(iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any other Party could become liable or obligated.

(v) Investment. The Seller (A) understands that the Buyer Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Shares solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received all information Seller believes is necessary or appropriate concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares,  (F) understands that the Buyer Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (G) represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(vi) Target Shares. The Seller, (A) holds of record and owns beneficially the number of Target Shares set forth next to his, hers or its name in Exhibit “A” and §4(I)(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), encumbrances, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, (B) is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement), (C) is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target, and (D)  represents and warrants that upon acquiring the Target Shares, Buyer shall be vested with good and marketable title to the Target Shares, subject to all federal and state securities laws.

(b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target and the Sellers that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)), except as set forth in Exhibit “E” attached hereto.

(i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any other Party could become liable or obligated.

(iv) Investment. The Buyer (A) understands that the Target Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Target Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received all information Buyer believes is necessary or appropriate concerning the Target and Seller and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Target Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Target Shares,  (F) understands that the Target Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Sellers in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (G) represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(v) Buyer Shares. The Buyer, (A) is fully authorized and empowered to issue, the number of Buyer Shares set forth next to each Seller’s name in Exhibit “A” and §4(I)(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), encumbrances, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, (B) is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Buyer to sell, transfer, or otherwise dispose of any capital stock of the Buyer (other than this Agreement), except as disclosed in Disclosure

Schedule 3(b)(vi)(B) hereto, (C) is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Buyer, except as disclosed in Disclosure Schedule 3(b)(vi)(C) hereto, and (D)  represents and warrants that upon acquiring the Buyer Shares, each Seller shall be vested with good and marketable title to the Buyer Shares, subject to all federal and state securities laws.

(c) Representations and Warranties of the Target. The Target represents and warrants to the Buyer that the statements contained in this §3(c) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(c)).

(i) Organization of the Target. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions. The Target need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Brokers' Fees. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any other Party could become liable or obligated.

4. Additional Representations and Warranties.

(I)  Of Target.  The Target represents and warrants to the Buyer that the statements contained in this §4(I) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4(I)), except as set forth in the disclosure schedule delivered by the Target to the Buyer on the date hereof and initialed by the Parties at the Closing (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4(I).

(a) Organization, Qualification, and Corporate Power. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. §4(I)(a) of the Disclosure Schedule lists the directors and officers of  the Target. The Target has provided access to the Buyer of correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

(b) Capitalization. The entire authorized capital stock of the Target consists of 80,575,000 shares, of which 60,000,000 are designated as Target Shares, and 20,575,000 are designated as Target Preferred Shares, of which 56,149,786 Target Shares are issued and outstanding and no Target Shares are held in treasury, and no other equity shares or ownership (including preferred stock) of Target is presently issued or outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Exhibit “A” and §4(I)(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock, except as set forth on §4(I)(b) of the Disclosure Schedule . There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or (iii) trigger or impart any payment, preference or conversion rights of any holder of preferred or equity shares of Target or any acceleration, payment requirement or adverse consequence under any loans or other indebtedness owed by or outstanding as obligations of Target. The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees. The Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f) Subsidiaries. §4(I)(f) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. If §4(I)(f) of the Disclosure Schedule is anything other than “NONE”, then (i) all of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable, (ii) one of the Target and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, (iii) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock, (iv) there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Target, (v) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target, and (vi) none of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

(g) Financial Statements. Attached hereto as Exhibit “F” are the following financial statements (collectively the "Financial Statements"): (i) audited and unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2002, and December 31, 2003 (the "Most Recent Fiscal Year End") for the Target; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended June 30, 2004 (the "Most Recent Fiscal Month End") for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

(h) Events Subsequent to Most Recent Fiscal Year End.  Except as set forth on §4(I)(h) of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Without limiting the generality of the foregoing, since that date and except as set forth on §4(I)(h) of the Disclosure Schedule:

(i) The Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) The Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(iii) no party (including the Target) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Target is a party or by which it is bound;

(iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

(v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

(vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

(vii) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) the Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

(x) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi) there has been no change made or authorized in the charter or bylaws of the Target;

(xii) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed,

purchased, or otherwise acquired any of its capital stock;

(xiv) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvi) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xvii) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(xix) the Target has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xx) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target; and

(xxii) the Target has not committed to any of the foregoing.

(i) Undisclosed Liabilities. The Target does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(j) Legal Compliance. The Target and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(k) Tax Matters.  Except as provided for in §4(I)(k) of the Disclosure Schedule

(i) The Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) The Target and its directors and officers (and each employee responsible for Tax matters of the Target) does not expect or have any Basis to believe that any authority would or could assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which the Target and its directors and officers (and employees responsible for Tax matters of the Target) has Knowledge based upon personal contact with any agent of such authority. §4(I)(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Target for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has provided access to the Buyer of correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since December 31, 2000.

(iv) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) The Target has not filed a consent under Code §341(f) concerning collapsible corporations. The Target has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code §280G. The Target has not been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. The Target is not a party to any Tax allocation or sharing agreement. The Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) does not have any Liability for the Taxes of any Person (other than the Target) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(vi) The unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month

End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns.

(l) Real Property.

(i) §4(I)(l)(i) of the Disclosure Schedule lists and describes briefly all real property that the Target owns. If § 4(I)(l)(i) of the Disclosure Schedule identifies anything other than “NONE”, then with respect to each such parcel of owned real property:

(A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

(B) there are no pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for real estate matters) of the Target, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

(C) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

(F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

(G) there are no parties (other than the Target) in possession of the parcel of real property, other than tenants under any leases disclosed in §4(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

(H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

(I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

(ii) §4(I)(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target. The Target has provided access to the Buyer of correct and complete copies of the leases and subleases listed in §4(I)(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in §4(I)(l)(ii) of the Disclosure Schedule:

(A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D) no party to the lease or sublease has repudiated any provision thereof;

(E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

(G) the Target has not assigned, transferred, conveyed, mortgaged,

deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

(J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

(m) Intellectual Property.

(i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken steps to maintain and protect items of Intellectual Property that it owns.

(ii) To the Target’s Knowledge, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Target and its directors and officers (and employees with responsibility for Intellectual Property matters of the Target) have never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Target and its directors and officers (and employees with responsibility for Intellectual Property matters of the Target), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target.

(iii) §4(I)(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Target has provided access to the Buyer of correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has provided access to the Buyer of correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. §4(I)(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Target in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in §4(I)(m)(iii) of the Disclosure Schedule:

(A) To the Target’s Knowledge, the Target possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(D) the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except for standard indemnities in Target’s license and other agreements with its customers and suppliers.

(iv) §4(I)(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Target has provided access to the Buyer of correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in §4(I)(m)(iv) of the Disclosure Schedule:

(A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder, except as otherwise disclosed in §4(I)(m)(iv) of the Disclosure Schedules;

(D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

(F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

(H) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission, except as otherwise disclosed in §4(I)(m)(iv) of the Disclosure Schedules.

(v) To the Knowledge of the Target and its directors and officers (and employees with responsibility for Intellectual Property matters of the Target), the Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

(vi) The Target and its directors and officers (and employees with responsibility for Intellectual Property matters of the Target) do not have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Target.

(n) Tangible Assets. The Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

(o) Inventory. The inventory of the Target and its Subsidiaries (if any) consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

(p) Contracts. §4(I)(p) of the Disclosure Schedule lists the following material contracts and other agreements to which the Target is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, and will result in a material loss to the Target, or involve consideration in excess of $5000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any agreement with Target and any Affiliate, and its or their officers, directors, employees, consultants or agents (other than Target);

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target;

(xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5000; or

(xiii) to the extent not otherwise disclosed, all agreements currently in place with any of Target’s customers, vendors, employees or contractors.

The Target has provided access to the Buyer of a correct and complete copy of each written agreement listed in §4(I)(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in §4(I)(p) of the Disclosure

Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(q) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

(r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target, except for and to the extent of any consents, proxies, or other authority that any Seller may provide or give to Target or a designated agent of Target for purposes of execution and consummation of the transactions under this Agreement.

(s) Insurance. §4(I)(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past twelve (12) months:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage;

(iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Target and its Subsidiaries (if any) has been covered during the past twelve (12) months by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §4(I)(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Target.

(t) Litigation. §4(I)(t) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) has been or is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in §4(I)(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. The Target and its directors and officers (and employees with responsibility for litigation matters of the Target) do not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

(u) Product Warranty. Each product manufactured, sold, leased, or delivered by the Target has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Target does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. No product manufactured, sold, leased, or delivered by the Target is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. §4(I)(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Target (containing applicable guaranty, warranty, and indemnity provisions).

(v) Product Liability. To the Target’s Knowledge, the Target does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Target.

(w) Employees. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice. The Target and its directors and officers (and employees with responsibility for employment matters of the Target) do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

(x) Employee Benefits.

(i) §4(I)(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes or has any obligation to contribute.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code §401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and the Target is not aware of any facts or circumstances that could result in the revocation of such determination letter.

(E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(F) The Target has provided access to the Buyer of correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

(ii) With respect to each Employee Benefit Plan that the Target, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

(A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or  threatened.

(B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Target and its directors and officers (and employees with responsibility for employee benefits matters of the Target and its Subsidiaries) do not have any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

(C) The Target has not incurred, and the Target and its directors and officers (and employees with responsibility for employee benefits matters of the Target) do not have any reason to expect that the Target will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA §4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

(iii) The Target and the other members of the Controlled Group that includes the Target does not contribute to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA §4201) under any Multiemployer Plan.

(iv) The Target does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

(y) Guaranties. The Target is not a guarantor or, to the Target’s Knowledge, otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

(z)

Environmental, Health, and Safety Matters.

(i) The Target and its respective predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

(ii)

Without limiting the generality of the foregoing, the Target and its respective Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on §4(I)(z)(ii) of the Disclosure Schedule.

(iii) The Target and its respective predecessors or Affiliates have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(iv)

None of the following exists at any property or facility owned or operated by the Target: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(v)

The Target nor its respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

(vi)

Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(vii) Neither the Target nor any of its respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Target or any of its respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

(aa) Certain Business Relationships with the Target. To the Target’s Knowledge, the Target’s officers, directors, employees, and consultants and its and their Affiliates, and none of the Sellers and their Affiliates, has been involved in any business arrangement or relationship with the Target within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Target, except as set forth in Disclosure Schedule 4(I)(aa).

(bb) Disclosure. The representations and warranties contained in this §4(I) do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this §4(I) not misleading.

(II)  Of Buyer.  The Buyer represents and warrants to the Target and the Sellers that the statements contained in this §4(II) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4(II)), except as set forth in the disclosure schedule delivered by the Buyer to the Target and the Sellers on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4(II).

(a) Organization, Qualification, and Corporate Power. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Buyer has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. §4(II)(a) of the Disclosure Schedule lists the directors and officers of  the Buyer. The Buyer has provided access to the Target and the Sellers of correct and complete copies of the charter and bylaws of the Buyer (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Buyer are correct and complete. The Buyer is not in default under or in violation of any provision of its charter or bylaws.

(b) Capitalization. The entire authorized capital stock of the Buyer consists of 60,000,0000 shares, of which 30,000,000 are designated as Buyer’s Common Shares, and 30,000,000 are designated as Buyer’s Preferred Shares, of which 6,881,908 Buyer’s Common Shares are issued and outstanding and 0 are held in treasury, and 9,923,062 Buyers’ Preferred Shares are issued and outstanding and 0 are held in treasury.  The Buyer Shares to be issued to the Sellers in the transactions under this Agreement, along with additional authorized Buyer’s Common Shares, shall result, immediately after the Closing, in the entire authorized capital stock of the Buyer consisting of 100,000,000 shares, of which 70,000,000 shall be designated as Buyer’s Common Shares, and 30,000,000 shall be designated as Buyer’s Preferred Shares, of which up to 23,563,030 (depending on the number of Target shareholders who agree to exchange their shares herein) Buyer’s Common Shares shall be issued and outstanding and 0 shall be held in treasury, and 9,923,062 Buyers’ Preferred Shares shall be issued and outstanding and 0 shall be held in treasury  All of the currently issued and outstanding Buyers’ Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective shareholders of Buyer as set forth in  §4(II)(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, except as set forth in §4(II)(b) of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Buyer, except as set forth in §4(II)(b) of the Disclosure Schedule.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Buyer, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), or (iii) trigger or impart any payment, preference or conversion rights of any holder of preferred or equity shares of Buyer or any acceleration, payment requirement or adverse consequence under any loans or other indebtedness owed by or outstanding as obligations of Buyer. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any preferred share holder, any equity security holder, any other entitled to any preference, any lender or holder of any other indebtedness or obligation of Buyer, or of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees. The Buyer does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e) Title to Assets. The Buyer has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f) Subsidiaries. §4(II)(f) of the Disclosure Schedule sets forth for each Subsidiary of the Buyer (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. If §4(II)(f) of the Disclosure Schedule is anything other than “NONE”, then (i) all of the issued and outstanding shares of capital stock of each Subsidiary of the Buyer have been duly authorized and are validly issued, fully paid, and nonassessable, (ii) one of the Buyer and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Buyer, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, (iii) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Buyer or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock or other ownership or preference interest of any of its Subsidiaries or that could require any Subsidiary of the Buyer to issue, sell, or otherwise cause to become outstanding any of its own capital stock or other ownership or preference interest, (iv) there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Buyer, (v) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Buyer, and (vi) none of the Buyer and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Buyer.

(g) Financial Statements. Attached hereto as Exhibit “K” are the following financial statements (collectively the "Financial Statements"): (i) audited and unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2002, and December 31, 2003 (the "Most Recent Fiscal Year End") for the Buyer; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended June 30, 2004 (the "Most Recent Fiscal Month End") for the Buyer. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods, are correct and complete, and are consistent with the books and records of the Buyer (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

(h) Events Subsequent to Most Recent Fiscal Year End.  Except as set forth on §4(II)(h) of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer. Without limiting the generality of the foregoing, since that date and except as set forth on §4(II)(h) of the Disclosure Schedule:

(i) The Buyer has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) The Buyer has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(iii) no party (including the Buyer) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Buyer is a party or by which it is bound;

(iv) the Buyer has not imposed any Security Interest upon any of its assets, tangible or intangible;

(v) the Buyer has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

(vi) the Buyer has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

(vii) the Buyer has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii) the Buyer has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) the Buyer has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

(x) the Buyer has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi) there has been no change made or authorized in the charter or bylaws of the Buyer;

(xii) the Buyer has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii) the Buyer has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv) the Buyer has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv) the Buyer has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvi) the Buyer has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xvii) the Buyer has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii) the Buyer has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(xix) the Buyer has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xx) the Buyer has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Buyer; and

(xxii) the Buyer has not committed to any of the foregoing.

(i) Undisclosed Liabilities. The Buyer does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(j) Legal Compliance. The Buyer and its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(k) Tax Matters.  Except as provided for in §4(II)(k) of the Disclosure Schedule;

(i) The Buyer has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Buyer

(whether or not shown on any Tax Return) have been paid. The Buyer currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Buyer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Buyer that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) Buyer and its directors and officers (and each employee responsible for Tax matters of the Buyer) does not expect or have any Basis to believe that any authority could or will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Buyer either (A) claimed or raised by any authority in writing or (B) as to which Buyer or any of its directors or officers (or employees responsible for Tax matters of the Buyer) has Knowledge based upon personal contact with any agent of such authority. §4(II)(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Buyer for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Buyer has provided access to the Target and the Sellers of correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Buyer since December 31, 2000.

(iv) The Buyer has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) The Buyer has not filed a consent under Code §341(f) concerning collapsible corporations. The Buyer has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code §280G. The Buyer has not been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). The Buyer has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. The Buyer is not a party to any Tax allocation or sharing agreement. The Buyer (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Buyer) or (B) does not have any Liability for the Taxes of any Person (other than the Buyer) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(vi) The unpaid Taxes of the Buyer (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Buyer in filing its Tax Returns.

(l) Real Property.

(i) §4(II)(l)(i) of the Disclosure Schedule lists and describes briefly all real property that the Buyer owns. If § 4(II)(l)(i) of the Disclosure Schedule identifies anything other than “NONE”, then with respect to each such parcel of owned real property:

(A) the identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

(B) there are no pending or, to the Knowledge of the Buyer or its directors or officers (or employees with responsibility for real estate matters of the Buyer), threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

(C) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(D) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(E) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

(F) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

(G) there are no parties (other than the Buyer) in possession of the parcel of real property, other than tenants under any leases disclosed in §4(II)(l)(i) of the Disclosure Schedule who are in possession of space to which they are entitled;

(H) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

(I) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

(ii) §4(II)(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Buyer. The Buyer has provided access to the Target and the Sellers of correct and complete copies of the leases and subleases listed in §4(II)(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in §4(II)(l)(ii) of the Disclosure Schedule:

(A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D) no party to the lease or sublease has repudiated any provision thereof;

(E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

(G) the Buyer has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

(J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

(m) Intellectual Property.

(i) The Buyer owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Buyer as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Buyer immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Buyer has taken steps to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) To the Buyer’s knowledge, the Buyer has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Buyer or its directors or officers (or employees with responsibility for Intellectual Property matters of the Buyer) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Buyer must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Buyer and its directors and officers (and employees with responsibility for Intellectual Property matters of the Buyer), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Buyer.

(iii) §4(II)(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Buyer with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Buyer has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Buyer has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Buyer has provided access to the Target and the Sellers of correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have provided access to the Target and the Sellers of correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

§4(II)(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Buyer in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in §4(II)(m)(iii) of the Disclosure Schedule:

(A) to the Buyer’s knowledge, the Buyer possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(D) the Buyer has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except for standard indemnities in Buyer’s license and other agreements with its customers and suppliers.

(iv) §4(II)(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Buyer uses pursuant to license, sublicense, agreement, or permission. The Buyer has provided access to the Target and the Sellers of correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in §4(m)(iv) of the Disclosure Schedule:

(A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above);

(C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder, except as otherwise disclosed §4(II)(m)(iv) of the Disclosure Schedules;

(D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

(F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

(H) the Buyer has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission, except as otherwise disclosed in §4(II)(m)(iv) of the Disclosure Schedules.

(v) To the Knowledge of the Buyer and its directors and officers (and employees with responsibility for Intellectual Property matters of the Buyer), the Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

(vi) The Buyer and its directors and officers (and employees with responsibility for Intellectual Property matters of the Buyer) do not have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Buyer.

(n) Tangible Assets. The Buyer owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

(o) Inventory. The inventory of the Buyer and its Subsidiaries (if any) consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Buyer.

(p) Contracts. §4(II)(p) of the Disclosure Schedule lists the following material contracts and other agreements to which the Buyer is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, and will result in a material loss to the Buyer, or involve consideration in excess of $5000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any agreement with any of the Affiliates, officers, directors, employees, consultants or agents (other than the Buyer);

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Buyer;

(xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5000; or

(xiii) to the extent not otherwise disclosed, all agreements currently in place with any of Buyer’s customers, vendors, employees or contractors.

The Buyer has provided access to the Target and the Sellers of a correct and complete copy of each written agreement listed in §4(II)(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in §4(II)(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(q) Notes and Accounts Receivable. All notes and accounts receivable of the Buyer are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Buyer.

(r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Buyer.

(s) Insurance. §4(II)(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Buyer has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past twelve (12) months:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage;

(iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Buyer nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Buyer and its Subsidiaries (if any) has been covered during the past  twelve (12) months by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §4(II)(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Buyer.

(t) Litigation. §4(II)(t) of the Disclosure Schedule sets forth each instance in which the Buyer (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) has been or is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in §4(II)(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Buyer. The Buyer and its directors and officers (and employees with responsibility for litigation matters of the Buyer) do not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Buyer.

(u) Product Warranty. Each product manufactured, sold, leased, or delivered by the Buyer has been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Buyer does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Buyer. No product manufactured, sold, leased, or delivered by the Buyer is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. §4(II)(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Buyer (containing applicable guaranty, warranty, and indemnity provisions).

(v) Product Liability. To the Buyer’s knowledge, the Buyer does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Buyer.

(w) Employees. The Buyer is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Buyer has not committed any unfair labor practice. The Buyer and its directors and officers (and employees with responsibility for employment matters of the Buyer) do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Buyer.

(x) Employee Benefits.

(i) §4(II)(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Buyer maintains or to which the Buyer contributes or has any obligation to contribute.

(A) Each such Employee Benefit Plan (and each related trust,

insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Buyer. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code §401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Buyer is not aware of any facts or circumstances that could result in the revocation of such determination letter.

(E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(F) The Buyer has provided access to the Target and the Sellers of correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

(ii) With respect to each Employee Benefit Plan that the Buyer, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

(A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

(B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Buyer and its directors and officers (and employees with responsibility for employee benefits matters of the Buyer) and its Subsidiaries do not have any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

(C) The Buyer has not incurred, and the Buyer and its directors and officers (and employees with responsibility for employee benefits matters of the Buyer) do not have any reason to expect that the Buyer will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA §4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

(iii) The Buyer and the other members of the Controlled Group that includes the Buyer does not contribute to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA §4201) under any Multiemployer Plan.

(iv) The Buyer does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

(y) Guaranties. The Buyer is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

(z)

Environmental, Health, and Safety Matters.

(i) The Buyer and its respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

(ii)

Without limiting the generality of the foregoing, the Buyer and its respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on §4(II)(z)(ii) of the Disclosure Schedule.

(iii) The Buyer and its respective predecessors or Affiliates has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(iv)

None of the following exists at any property or facility owned or operated by the Buyer: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(v)

The Buyer nor its respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

(vi)

Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(vii) Neither the Buyer nor any of its respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Buyer or any of its respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

(aa) Certain Business Relationships with the Buyer. To the Buyer’s knowledge, the Buyer’s officers, directors, employees, and consultants, and its and their Affiliates, have not been involved in any business arrangement or relationship with the Buyer within the past 12 months, and none of such persons or their Affiliates owns any asset, tangible or intangible, which is used in the business of the Buyer, except as set forth in Disclosure Schedule 4(II)(aa).

(bb) Disclosure. The representations and warranties contained in this §4(II) do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this §4(II) not misleading.

5. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the Closing:

(a) General. Each of the Buyer and the Target will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §7 below).

(b) Notices and Consents. The Buyer and the Target will each give any and all notices to third parties, and will each use its reasonable best efforts to obtain any third party consents, that the other Parties may request in connection with the matters referred to in §4 above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3 and §4 above.

(c) Operation of Business. Neither Target nor Buyer will engage in any practice, take any action, or enter into any transaction outside its respective Ordinary Course of Business. Without limiting the generality of the foregoing, neither Target or Buyer will (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in §4(I)(h) or §4(II)(h) above, as respectively applicable.

(d) Preservation of Business. Each of the Target and the Buyer shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

(e) Full Access. Each of the Target and the Buyer will permit representatives of the other to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Buyer and the Target.

(f) Notice of Developments. Each of the Target and the Buyer will give prompt written notice to each other Party of any material adverse development causing a breach of any of the representations and warranties in §4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her or its own representations and warranties in §3 above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement Exhibit “D”, Exhibit “E”, or the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g) Exclusivity. The Buyer and the Target each will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Buyer or the Target (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Buyer and the Target each will not vote any shares or voting rights in favor of any such acquisition structured as a merger, consolidation, or share exchange. Each of the Buyer and the Target will notify each other Party immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. With respect to the period following the Closing:

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §8 below). Target and Buyer each acknowledge and agree that from and after the Closing the other of the Buyer or the Target, as the case may be, will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to such other.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Party, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §8 below).

(c) Transition. No Party will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any other Party from maintaining the same business relationships with such other Party after the Closing as it maintained with such other Party prior to the Closing. Each of Target and Buyer will refer all customer inquiries relating to the business of the other, to such other from and after the Closing.

(d) Confidentiality. Each Party will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer and Target, at the request of Target, or destroy, at the request and option of the Target, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify each other Party promptly of the request or requirement so that each such other Party may seek an appropriate protective order or waive compliance with the provisions of this §6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of its counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use his or its best efforts to obtain, at the request of any other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as any other Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

(e) Covenant Not to Compete. For a period of two years from and after the Closing Date, neither the Buyer, the Target, nor any of its or their employees as of the Closing (the “Confidentiality Obligors”), outside of any employment with Buyer or Target, as applicable, in accordance with this Agreement, will engage directly or indirectly in the development, sale or license of UAI related technology or in the business the Buyer or the Target conducts as of the Closing Date; provided however; (i) the fact that after Closing, Sellers will own Buyer Shares, and Buyer will own Target Shares, shall not be considered to violate this provision, (ii) that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this §6(e) is invalid or unenforceable, the Confidentiality Obligors agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(f)  Non-Solicitation.  For a period of two years from and after the Closing Date, neither the Buyer, the Target, nor any of its or their employees as of the Closing (the “Non-Solicit Obligors”) will directly or indirectly, as an individual (other than within the scope of employment with the Target or Buyer, as applicable) or as an employee, consultant, advisor, referring source, principal or agent of or investor or partner in any Person (other than the Buyer or Target, as applicable) (i) solicit, encourage, or take any other action that is intended, directly or indirectly, to induce any other employee of the Buyer or the Target to terminate his or her employment with the Buyer or the Target, as applicable;  or (ii) interfere in any manner with the contractual or employment relationship between the Buyer or Target and any of its or their respective employees.

(g) Buyer Shares. Each Buyer Share will be imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED

(h)  Target Shares.  Each Target Share will be imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED

(i)  Information Rights.  Buyer and Target shall each maintain a standard system of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied and shall make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect their transactions.  The Buyer and the Target shall each furnish to each Seller, as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the respective Buyer and Target, unaudited financial statements, including a balance sheet as of the end of such fiscal year, a statement of income and a statement of cash flows for such year, all prepared in accordance with GAAP consistently applied and shall thereafter, if, as and when available, furnish to each Seller audited financial statements, by independent certified public accountants selected by the respective Board of Directors of Buyer and Target.  The obligations under this section (i) shall terminate upon the closing of any underwritten initial public offering (“IPO”) by either Buyer, Target or the combination, pursuant to a Registration Statement under the Securities Act of 1933, as amended, or at such time that each such company first becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

(j)  Board Composition.  Buyer, Target and each Seller agree that for at least a period of twelve (12) months following the Closing, the Board of Directors of Buyer shall be composed of; Dave Malmstedt, Bala Vishwanath, Ken Murphy, and Jason Parrish, provided that this provision shall not preclude any such director from resigning for any reason or being removed for cause.  For purposes of this paragraph (j), “cause” shall mean commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or willful misconduct that has caused material harm to the Buyer.

7. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in §3(a) and (c) and §4(I) above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Target and the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) the Parties shall have procured all third party consents;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in this Agreement is satisfied in all respects;

(vi) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in this Agreement;

(vii) Both Dave Malmstedt and Puru Agrawal shall have executed Employment Agreements with Buyer as provided in this Agreement and the Exhibit “L” and Exhibit “M”, along with Buyer’s standard form of Confidentiality and Intellectual Property Agreement, and Wes Gere and Trieu Pham shall have executed Buyer’s standard form of Confidentiality and Intellectual Property Agreement and shall have accepted employment pursuant to the offers in Exhibit “N” and Exhibit “O”, respectively;

(viii) the Buyer shall have received from counsel to the Target an opinion in form and substance as set forth in Exhibit “G” attached hereto, addressed to the Buyer, and dated as of the Closing Date;

(ix) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

(x)  the Buyer shall have received evidence satisfactory to it of the cancellation, termination or revocation of all outstanding options, warrants or other rights of any third party (including Sellers) to purchase Target Shares;

(xi)  Target shall have utilized all available cash to pay any and all deferred salaries to Target’s employees as applicable, subject to reasonable reserves held for the payment of expenses related to this transaction contemplated by this Agreement, to be agreed upon by Buyer and Target; and

(xii)

At least 90% of the common stock of Target will be available to be acquired by Buyer in accordance with this Agreement.

The Buyer may waive any condition specified in this §7(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Sellers and Target. The obligation of the Sellers and the Target to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in §3(b) and §4(II) above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) the Parties shall have procured all third party consents;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) the Buyer shall have delivered to the Sellers and the Target a certificate to the effect that each of the conditions specified above in this Agreement are satisfied in all respects;

(vi) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in this Agreement;

(vii) Both Dave Malmstedt and Puru Agrawal shall have executed Employment Agreements with Buyer as provided in this Agreement and the Exhibit “L” and Exhibit “M”, along with Buyer’s standard form of Confidentiality and Intellectual Property Agreement, and Wes Gere and Trieu Pham shall have executed Buyer’s standard form of Confidentiality and Intellectual Property Agreement and shall have accepted employment pursuant to the offers in Exhibit “N” and Exhibit “O”, respectively;

(viii)

the Target and the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit “H” attached hereto, addressed to the Target and the Sellers, and dated as of the Closing Date;

(ix)

the Target, Dave Malmstedt and Puru Agrawal shall have received the agreement of Buyer to retain Dave Malmstedt and Puru Agrawal as the sole directors of the Target, and to have Dave Malmstedt appointed as a director of the Buyer, and Dave Malmstedt and Puru Agrawal shall continue in their positions as officers of Target;

(x) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target and the Sellers;

(xi) the Target and the Sellers shall have received evidence satisfactory to each of them to the effect that the transactions at Closing will not trigger or impart any payment, preference or conversion rights of any holder of preferred or equity shares of Buyer or of any loans or other indebtedness owed by or outstanding as obligations of Buyer; and

(x) Buyer shall have received in Buyer’s bank account a minimum of $2,350,000 in funds in connection with the proposed bridge financing in the amount of $2.5 million.

The Target or the Sellers, by appropriate vote and authority through Target, may waive any condition specified in this §7(b) if it or they execute a writing so stating at or prior to the Closing.

8. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties.

All of the representations and warranties of the Target, the Sellers and the Buyer contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for three months thereafter (subject to (iv) below, and subject to any applicable statutes of limitations).

(b) Indemnification Provisions.

(i) In the event the Target breaches any of its representations, warranties, or covenants contained herein, and, if the Buyer not then itself in breach makes a written claim for indemnification against the Target within such survival period (i.e., within the three months following the Closing), then the Target agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences to the Buyer directly resulting from the breach.

(ii)  In the event any Seller breaches any of his, hers, or its representations or warranties contained herein, and, if the Buyer, the Target or any other Seller not then itself in breach makes a written claim for indemnification against the breaching Seller within the allowed survival period (i.e., within the three months following the Closing), then the breaching Seller agrees to indemnify the Buyer, the Target, and all other Sellers from and against the entirety of any Adverse Consequences that each may suffer directly resulting from the breach.  For purposes of the indemnification described in this § 8 the aggregate financial liability to other Parties of any one Seller shall be limited to the value of such Seller’s Target Shares.

(iii)

In the event the Buyer breaches any of its representations, warranties, or covenants contained herein, and, if any of the Sellers or the Target not then itself in breach makes a written claim for indemnification against the Buyer within such survival period (i.e., within three months following the Closing), then the Buyer agrees to indemnify each of the Sellers and the Target from and against the entirety of any Adverse Consequences to the Seller and the Target directly resulting from the breach.

(iv)

In the event that it is determined that the Promissory Notes attached hereto as Exhibit “C” made to David R. Malmstedt, Puru Agrawal, Wes Gere, and Trieu Pham (collectively, the “Note Holders”), in the respective amounts of $98,748.45, $45,086.30, $25,752.71, and $23,288.47 for payment of accrued but unpaid (for lack of available funds) salaries result in any tax or withholding obligation on the part of Buyer (other than at such time or times as the Promissory Notes are paid to such Note Holders), the Note Holders agree to indemnify the Buyer from any and all such tax or withholding obligation or liability incurred, assessed or otherwise charged against Buyer, including any penalty and/or interest associated therewith.  It is expressly understood and agreed that this indemnity obligation of the Note Holders shall not expire and shall continue through the end of any statutory limitations period with respect to such obligation or liability.

(c) Other Provisions. Each Party that is or was a shareholder, director, officer, employee or agent of any other Party, hereby agrees not to make any claim for indemnification or any other claim against such other Party (or against any other Party to this Agreement, or its or their employees, officers, or directors) based on any relationship, event or circumstance existing prior to or because of the Closing.

9. Tax Matters. The Parties agree to mutually cooperate, in all respects, on Tax Matters after the Closing.

10. Termination.

(a) Termination of Agreement. This Agreement may be terminated as provided below:

(i) the Buyer and the Target may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) the Buyer may terminate this Agreement by giving written notice to the Target and the Sellers at any time prior to the Closing (A) in the event the Target or any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before August 16, 2004, by reason of the failure of any condition precedent under §7(a) hereof

(unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

(iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before August 16, 2004, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement).

(b) Effect of Termination. If any Party terminates this Agreement pursuant to §10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach if the termination is because of the breach).

11. Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Target.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof..

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Target.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:

Vincera Software, Inc.

c/o Dave Malmstedt, President

6801 N. Capital of Texas Highway

Building 2 Suite 200

Austin, TX 78731

Phone 512-233-5500

Fax  512-233-5501

Copy to:

H. Dale Langley, Jr.

The Law Firm of H. Dale Langley, Jr., P.C.

610 West Lynn

Austin, TX 78703

Phone  512-477-3830

Fax  512-477-4080

If to the Sellers:

Vincera Software, Inc.

c/o Dave Malmstedt, President

6801 N. Capital of Texas Highway

Building 2 Suite 200

Austin, TX 78731

Phone 512-233-5500

Fax  512-233-5501

If to the Buyer:

Bala Vishwanath

Smarte Solutions, Inc.

611 South Congress Avenue, Suite 350

Austin, TX 78704

Phone 512-443-8749

Fax 512-443-9326

Copy to:

Chris Helling

Worsham, Lancaster, Helling & Rose, L.L.P.

5001 Plaza On The Lake

Austin, TX 78746

Phone 512-874-6100

Fax 512-874-7138

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Target. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Buyer agrees to pay up to $30,000.00  for the legal fees and expenses of Buyer and Target in connection with this Agreement or any of the transactions contemplated hereby, including legal fees and expenses, and as to any excess, each of the Buyer and Target will pay its respective additional legal fees and expenses, if any.  Each of the Sellers agrees that it will bear its costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby, if any in addition to those of the Target.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules, including the Disclosure Schedules, identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in §11(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(p) Submission to Jurisdiction.  Any dispute hereunder shall be subject solely to arbitration and not to court resolution.  In the event of any dispute under or related to this Agreement, each Party agrees that it will, first, seek to amicably negotiate with each other Party, until the passage of at least 15 days from the commencement of such negotiations, to resolve the dispute.  If, after the passage of the 15 day negotiation period and resolution of the dispute is not obtained, then any Party can require mediation of the dispute before a mediator mutually agreeable to each Party and at such time and place (in Austin, Texas, in every event) as each Party agrees.  If the dispute is not resolved after completion of mediation, including any extension, reconvening or ancillary efforts to the mediation if the mediator (in the mediator’s sole discretion) deems it desirable or potentially helpful to resolution of the dispute, then any Party may submit the dispute to arbitration after 30 days have passed from completion of the mediation.  Arbitration shall be conducted in Austin, Texas, in accordance with the Commercial Rules of the American Arbitration Association, as they exist at the time of the institution of any arbitration hereunder (and, if applicable, as later promulgated during the pendency of the on-going arbitration proceeding).  In any such arbitration, the arbitrator (or panel of arbitrators, as applicable according the Commercial Rules) shall have full and absolute discretion over all matters, proceedings, discovery, motion, and other issues and procedures.  The arbitrator (or, if applicable, panel) shall have discretion to award (or not) to any Party (or more than one Party) any and all relief available under law and equity (including, without limitation, awards of costs, expenses and attorneys fees), as if the arbitration were a proceeding in which relief and remedies are as would be available in state or federal court in Travis County, Texas.  Each Party agrees that the decision of the arbitrator (or panel, as applicable) shall be fully binding and final.  Each Party waives and agrees to forego any and all rights of appeal or further proceedings or efforts, after the arbitration decision is made.

*****

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

SMARTE SOLUTIONS, INC.

By: /s/ BALA VISHWANATH

Name: Bala Vishwanath

Title: Chief Executive Officer

VINCERA SOFTWARE, INC.

By: /s/ DAVID R. MALMSTEDT

Name:      Dave Malmstedt

Title:

    CEO

SELLERS:

/s/ DAVID R. MALMSTEDT

/s/ PURUSHARTH AGRAWAL

/s/ WES GERE

/s/ TRIEU PHAM

/s/ ASHISH ARORA

/s/ MICHAEL SANTULLO

/s/ JASON PARRISH

By: /s/ ROGER A. SAWHNEY

AVATAR CAPITAL, LLC

/s/ GUR SHOMRON

By: /s/ WILLIAM HAYES PITTS HR, TRUSTEE

THE HAYES AND KAY PITTS FAMILY LTD

/s/ TODD YOUNG

/s/ HUYEN BUI

/s/ ERIC DIRST

/s/ MARY INGLIS

/s/ ADARSH KARIA

/s/ SRIDHAR BALASUBRAMANIAN

/s/ HARAN BORAL

/s/ WILL TUBB

/s/ SAM RAMAMOORTHY

/s/ TERRY KITAGAWA

/s/ JOHN RICHARDS

By: /s/ RANDI SHADE

AUSTIN ENTREPRENEURS FOUNDATION

/s/ L MARTY FLUKE

/s/ DAVE MCPHERSON

By:

Draper Fisher Jurvetson Fund VII Partners, L.P.

By:

/s/ TIMOTHY DRAPER

DRAPER FISHER JURVETSON FUND VII, L.P.

DRAPER FISHER JURVETSON PARTNERS VII, LLC

DRAPER ASSOCIATES, L.P.

By:

Starter Fluid Partners, L.L.C.

By:

/s/ ROBERT VON GOEBEN

STARTER FLUID, L.P.

By:

Access Partners, LLC

By:

/s/ JOHN E. CAMPION

ACCESS VENTURE PARTNERS, L.P.

By:

Triton Venture Management, L.P.

By:

Triton Ventures, L.L.C.

By:

/s/ D. SCOTT COLLIER

TRITON VENTURE PARTNERS, L.P.

By:

OPGP, Limited Partnership

By:

OPGP GP, LP

By:

Origin Partners, LLC

By:

/s/ MARC YAGJJIAN

ORIGIN PARTNERS, LIMITED PARTNERSHIP

By:

OPGP, Limited Partnership

By:

OPGP GP, LP

By:

Origin Partners, LLC

By:

/s/ MARC YAGJJIAN

ORIGIN PARTNERS, CIVIL LAW PARTNERSHIP